CERTIFICATION
Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Tax-Free Trust of Oregon, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR/A of Tax-Free Trust of Oregon for the period ended March 31, 2013 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Tax-Free Trust of Oregon.

Dated: June 6, 2013	/s/ Diana P. Herrmann
Vice Chair, President and Trustee
Tax-Free Trust of Oregon

Dated: June 6, 2013	/s/ Joseph P. DiMaggio
Chief Financial Officer and Treasurer
Tax-Free Trust of Oregon

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tax-Free Trust of Oregon and will be retained Tax-Free Trust of Oregon and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.